UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2006

Dollar General Corporation
(Exact Name of Registrant as Specified in Charter)

Tennessee	001-11421	61-0502302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF

DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY

ARRANGEMENTS OF CERTAIN OFFICERS.

(c)

On November 28, 2006, the Company’s Board of Directors appointed David L. Beré to serve as the Company’s President and Chief Operating Officer, effective December 4, 2006. Mr. Beré has served as a director of the Company since June 2002 and will continue to serve as a director of the Company following the effective date of his appointment as President and Chief Operating Officer. In connection with his appointment as an officer of the Company, Mr. Beré has resigned as a member of all Dollar General Board committees on which he serves.

Mr. Beré, 53, served from December 2003 until June 2005 as Corporate Vice President of Ralcorp Holdings, Inc. and as the President and Chief Executive Officer of Bakery Chef, Inc., a leading manufacturer of frozen bakery products that was acquired by Ralcorp Holdings in December 2003. From 1998 until the acquisition, Mr. Beré was the President and Chief Executive Officer of Bakery Chef, Inc., and also served on its Board of Directors. From 1996 to 1998, Mr. Beré served as President and Chief Executive Officer of McCain Foods USA, a manufacturer and marketer of frozen foods and a subsidiary of McCain Foods Limited. From 1978 to 1995, Mr. Beré worked for The Quaker Oats Company and served as President of the Breakfast Division from 1992 to 1995 and President of the Golden Grain Division from 1990 to 1992.

Effective December 4, 2006, Mr. Beré will no longer receive compensation as a non-employee director of the Company. As compensation for his services as President and Chief Operating Officer, Mr. Beré will receive an annual base salary of $700,000 and be eligible to participate in the Company’s Teamshare bonus program established under the Company’s Annual Incentive Plan. For fiscal 2006, the threshold, target and maximum bonus award levels for Mr. Beré (as a percentage of his base salary) have been established at 35%, 70% and 140%, respectively. Any payout under the 2006 Teamshare plan is contingent on achievement of performance criteria previously established in accordance with the terms of the Company’s bonus program and would be prorated based on months of service. Reference is made to the Company’s Current Report on Form 8-K dated March 16, 2006 for additional information regarding the terms of the Company’s bonus program for fiscal 2006.

Mr. Beré will be eligible to receive award grants from time to time under the Company’s 1998 Stock Incentive Plan (or a successor plan) and will receive executive perquisites, fringe and other benefits available to similarly-situated officers and their families (including a leased vehicle up to $50,000 in value and fuel for that vehicle or a monthly cash car allowance ($1,750 per month) and participation in the Company’s relocation policy for officers). Mr. Beré also will be eligible to participate in other benefit programs available to similarly-situated officers or other employees (including the Company’s 401(k) Plan and CDP/SERP Plan and the Company’s medical, prescription, dental, vision, group life, executive life, group disability, executive disability, accidental death and travel accident insurance plans and programs).

In addition, Mr. Beré will be entitled to severance payments consisting of base salary continuation for 12 months upon his voluntary resignation for good reason or upon his termination by the Company without cause. Mr. Beré will only receive these payments if he executes a release acceptable to the Company and agrees to abide by non-compete, non-solicitation and confidentiality limitations, all on the same terms as are customarily required of the Company’s executive officers.  Each of “cause” and “good reason” are defined in a manner that is substantially similar to the definitions used in the Company’s employment agreements for its Executive Vice Presidents.

Mr. Beré, like other officers of the Company, will serve at the pleasure of the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2006	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

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